UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 NORTH FIELD DRIVE, LAKE FOREST, Illinois		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On May 8, 2020, Tenneco Inc. (the “Company”) announced its first quarter 2020 results of operations. Exhibit 99.1 to this Current Report on Form 8-K presents the Company’s press release, including the Company’s consolidated statements of income, balance sheets and statements of cash flows as of and for the periods ended March 31, 2019 and 2020, as released by the Company on May 8, 2020, and such Exhibit is incorporated herein by reference. Exhibit 99.1 also includes information regarding the Company’s scheduled conference call to discuss the Company’s results of operations for the first quarter of 2020, as well as other matters that may impact the Company’s outlook.

The information furnished under Item 2.02, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company has a revolving credit facility of $1.5 billion pursuant to that certain Credit Agreement, dated October 1, 2018 (as amended, the “Credit Agreement”) by and among the Company and Tenneco Automotive Operating Company Inc., as borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. As of March 31, 2020, the Company had $700 million of outstanding borrowings under its revolving credit facility and previously disclosed its intention to increase its drawing under the revolving credit facility to $1.2 billion. This week, the Company has taken actions to further bolster its liquidity position by drawing the remaining amount available under the Credit Agreement, thereby increasing to $1.5 billion the amount of outstanding revolving borrowings under the Credit Agreement. The borrowings are being used to add to the Company’s cash balances and mitigate the impact of the global production slowdown in connection with the COVID-19 pandemic. The revolving credit facility matures in October 2023 and is subject to customary leverage and interest coverage ratios. The borrowings under the revolving credit facility currently bear interest at a rate of LIBOR plus 2.00%, which margin over LIBOR is subject to change based upon the Company’s leverage ratio as more fully described in the Third Amendment to the Credit Agreement which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 6, 2020. The foregoing description of the revolving credit facility does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 4.3(a), 4.3(d) and 4.3(e) to the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2020 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued May 8, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 8, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel
and Corporate Secretary